Exhibit 99.1

Daseke Increases and Accelerates Operational/Cost Improvement Plan; Restructures Management Team

Company now expects to realize $30 million of annual cost savings on a run-rate basis as it exits the first quarter of fiscal 2020; reaffirms fiscal 2019 outlook

Addison, Texas — September 4, 2019 — Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, today announced a comprehensive restructuring plan designed to reduce its cost base, right size its organization and management team, and increase and accelerate its previously announced operational improvement goals.

Operational/Cost Improvement Plan

In August, the Company outlined an operational/cost improvement plan to deliver between $20 million to $25 million in annual operating income improvement by fiscal year 2021. Today the Company announced a number of new initiatives expected to accelerate and expand those actions.

	Updated Outlook	Prior Outlook
Operational Integrations	$19 million	$10M year 1; $5M-$10M year 2
Business Improvement Plans	$7 million	$5M in year 1
Corporate Restructuring	$4 million	None
Total Operating Income Improvement	$30M run-rate improvement as Company exits Q1’20	$20M-$25M by FY’21

There are three primary components to Daseke’s updated operational and cost improvement plan:

•                  Accelerated Operational Integrations: Daseke has accelerated the previously announced operational integrations, including consolidating three of the Company’s operating units into three other high-performing Daseke operating companies. As a result of these actions, the Company’s 16 operating units have been reduced to 13 and the cost synergies are expected to be fully in place by the end of the first quarter of fiscal 2020.

•                  Incremental Business Improvement Plans: The Company has identified incremental business improvement efforts at a few of its operating units, which will increase the expected cost savings from its original goal by 40% to $7 million.

•                  Corporate Restructuring: The Company has also executed a new management restructuring and substantial corporate cost reduction plan, which is expected to yield an additional $4 million in run-rate benefits by the end of the first quarter of fiscal 2020.

As a result of these three actions, Daseke now projects an expected total benefit of $30 million in annual operating income improvement to be achieved on a run-rate basis as the Company exits the first quarter of fiscal 2020.

Chris Easter, Interim Chief Executive Officer, commented, “Upon assuming the leadership role for Daseke, it became abundantly clear that our company can achieve much greater operating efficiency, leading to improved financial performance. Years of aggressive growth resulted in corporate costs that either failed to deliver value or were not appropriate for a company of our size and structure. At the same time, we possess some of the best talent in our industry throughout our operating companies, and we must better leverage their depth and experience. We are now tapping into their expertise to help accelerate our prior operational improvement plans. We have also announced new steps to streamline our corporate function through a number of cost initiatives, including the elimination of several corporate positions.”

Easter added, “It’s important to reiterate that these actions represent only the first steps of our improvement plan. Our operating company leadership teams are fully engaged in helping drive immediate operational excellence across the Company. We are building the foundation based on the mindset of continuous improvement and I expect our teams to leverage our learnings and best practices from these first steps across the organization, which will help us identify incremental cost savings and income opportunities in the future. We move forward with a strong sense of purpose to develop industry leading operating and efficiency ratios, and our actions announced today will further strengthen and expand our leadership position as the largest flatbed, specialized transportation and logistics solutions company in North America, enabling us to better serve our customers.”

Brian Bonner, Executive Chairman, said, “Daseke’s underlying vision has not changed, but our strategy to achieve it has evolved as Chris and his team continue to pivot the Company to a platform built on operational excellence. Our board, as well as our operating company leaders, are fully aligned with every element of these operational and cost improvement plans, and we believe they are the right steps to reposition the business for long-term growth and success.”

Restructuring of Management Team

In conjunction with its accelerated operational/cost improvement plan, the Company has re-evaluated and eliminated several positions within its corporate office. Resulting from such evaluations, R. Scott Wheeler has resigned from his position as President and member of the Board of Directors as of September 4, 2019.  The Company has determined that the duties of the position of president, will be assumed by Chris Easter, the Company’s current Interim CEO and COO, and other members of the management team. Wheeler commented, “I would like to thank our thousands of employees and independent contractors, as well as our customers and suppliers for all of their hard work, dedication and sacrifice as we built this terrific company. I look forward to the wonderful things this group can do together in the future as Daseke enters its next exciting phase.”

Additionally, Bharat Mahajan, the Company’s CFO, and the Company have mutually agreed to a separation to facilitate his and his family’s desire to return to Canada. Mahajan entered into a separation and transition agreement on September 3, 2019. Mahajan added, “I want to thank the Daseke team for allowing me the opportunity to serve as Daseke’s CFO over the last year. I will miss my friends and colleagues in Dallas. I wish Daseke continued success.”

These departures do not reflect any disagreements about the Company’s past financial reports or disclosures.

Easter added, “We want to thank Scott, Bharat and our other former associates for their hard work and dedication, and we wish them well in the future.”

Daseke has engaged David Bizzaro from Bridgepoint Consulting, an Addison Group company, to fill the role of Interim Chief Financial Officer (CFO) immediately. Bharat Mahajan will remain with the Company for 30 days to assist with a smooth transition and his duties will be split between the new Interim CFO as well as Daseke’s experienced financial support team. The Board will conduct a permanent CFO search upon the successful conclusion of the current permanent CEO search.

Reaffirmation of Fiscal 2019 Outlook

Easter concluded, “The costs associated with these actions are expected to roughly offset any of the early benefits that will be seen in the second half of fiscal 2019. As a result, we are reaffirming our prior fiscal guidance, excluding any one-time or extraordinary items, of $1.70 billion to $1.75 billion in revenue, $165 million to $175 million in Adjusted EBITDA, and a leverage ratio as defined by the Company’s debt agreements of 3.0 times to 3.3 times. The incremental improvements we announced today will further allow our company to deliver higher free cash flow, build a strong balance sheet, and reduce debt in 2020 and beyond. We look forward to capitalizing on the truly unique platform that we have built here at Daseke and believe the strategic plan we are announcing today will better position the Company for significantly improved financial performance and growth.”

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of approximately 6,000 tractors and 13,000 flatbed and specialized trailers, and a million-plus square feet of industrial warehousing space. For more information, please visit www.daseke.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the failure of any restructuring actions and cost reduction initiatives that the Company undertakes to meet the expected results, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward-looking statements. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K, particularly the section titled “Risk Factors”.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for Daseke and its operating segments, including Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures). Other companies in Daseke’s industry may define these non-GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non-GAAP measures to compare the performance of those companies to Daseke’s performance. Daseke’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP and instead relies primarily on Daseke’s GAAP results and uses non-GAAP measures supplementally.

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, including other fees and charges associated with indebtedness, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) non-cash impairment, and, (vi) non-cash stock and equity-compensation expense.

Daseke defines Adjusted Net Income (Loss) as net income (loss) adjusted for acquisition or business combination related transaction expenses, non-cash impairments, amortization of intangible assets, the net impact of step-up in basis of acquired assets and unusual or non-regularly recurring expenses or recoveries.

Daseke defines Acquisition-Adjusted Measures as (a) our actual revenue, net income (loss) or Adjusted EBITDA, as applicable, for the applicable measurement period and (b) the actual revenue, net income (loss) or Adjusted EBITDA, as applicable, of each company acquired (excluding the Kelsey Trail acquisition), as though those acquisitions were completed on the first date of the applicable measurement period, based on the company’s internal financial statements for the period prior to Daseke’s acquisition. These adjusted amounts (i) have not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information, (ii) do not reflect any pro forma adjustments, (iii) are presented for informational purposes only, (iv) are not necessarily indicative of what our results of operations would have been had such acquisitions been completed on the first date of the applicable measurement period, and (v) do not purport to project our future operating results.

Daseke’s board of directors and executive management team use Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) as key measures of its performance and for business planning.

Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) assist them in comparing Daseke’s operating performance over various reporting periods on a consistent basis because they remove from Daseke’s operating results the impact of items that, in their opinion, do not reflect Daseke’s core operating performance. Adjusted EBITDA, Adjusted Net Income (Loss) and Acquisition Adjusted Measures also allow Daseke to more effectively evaluate its operating performance by allowing it to compare the results of operations against its peers without regard to its or its peers’ financing method or capital structure.

Daseke believes its presentation of Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) is useful because they provide investors and industry analysts the same information that Daseke uses internally for purposes of assessing its core operating performance. However, Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) are not substitutes for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures such as Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures). Certain items excluded from Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) should not be considered measures of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business.

You can find the reconciliation of these non-GAAP measures to the nearest comparable GAAP measures in the Reconciliation of Non-GAAP Measures tables below. We have not reconciled non-GAAP forward looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts.

Investor Relations:

Alpha IR Group
Joseph Caminiti or Chris Hodges
312-445-2870
DSKE@alpha-ir.com